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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Pegasus Communication Corporation of our report dated February 11, 2000 relating to the financial statements and financial statement schedules of Pegasus Communications Corporation, which appears in such Registration Statement and "Selected Financial Data" in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
February 24, 2000